Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Sponsor Support Agreement”), dated as of October 24, 2021, is entered into by and between B. Riley Principal 150 Sponsor Co., LLC, a Delaware limited liability company (“Sponsor”), B. Riley Principal 150 Merger Corp., a Delaware corporation (“Acquiror”), and FaZe Clan Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Sponsor Support Agreement, Acquiror, the Company, and BRPM Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Acquiror (“Merger Sub”), will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Acquiror (the “Merger”);

WHEREAS, Sponsor owns (i) an aggregate of 4,312,500 shares of Acquiror’s Class B common stock, par value $0.0001 per share (the “Acquiror Class B Stock”), (ii) an aggregate of 520,000 private placement units of Acquiror (“Acquiror Private Units”) consisting of (x) 520,000 shares of Acquiror’s Class A common stock, par value $0.0001 per share (“Acquiror Class A Stock”), and (y) an aggregate of 173,333 redeemable warrants of Acquiror exercisable for an aggregate of 173,333 shares of Acquiror Class A Stock at an initial exercise price of $11.50 per share (“Acquiror Private Warrants”, and the Acquiror Class B Stock, Acquiror Class A Stock (including the Acquiror Class A Stock underlying the Acquiror Private Warrants), Acquiror Private Warrants, and any other equity securities of Acquiror that Sponsor acquires record or beneficial ownership of after the date hereof until the earlier of the Closing Date or the termination of this Sponsor Support Agreement, collectively, the “Subject Acquiror Equity Securities”);

WHEREAS, concurrently with the execution of this Sponsor Support Agreement, Acquiror has entered into subscription agreements with investors for the private placement of an aggregate of $118,000,000 of Acquiror Class A Stock (the “PIPE Investment”), with the closing of the PIPE Investment contingent upon the closing of the Merger;

WHEREAS, Sponsor has agreed to invest at least $20 million in the PIPE Investment as well as to backstop the PIPE Investment by committing to purchase any portion of the PIPE Investment, up to $100,000,000, not purchased by other third party investors (the “Third Party PIPE Investors”) through the execution of a binding subscription agreement;

WHEREAS, pursuant to Section 4.3(b) of the Amended and Restated Certificate of Incorporation of the Acquiror, dated February 18, 2021, as corrected on May 20, 2021 (the “Acquiror Charter”), the written consent or agreement of holders of a majority of the Acquiror Class B Stock outstanding is required to waive the anti-dilution and conversion rights set forth in Section 4.3(b) of the Acquiror Charter;

WHEREAS, Sponsor is the sole owner of the outstanding shares of the Acquiror Class B Stock and, in connection with the Merger and the PIPE Investment, Sponsor has agreed to waive the anti-dilution and conversion rights set forth in Section 4.3(b) of the Acquiror Charter;

WHEREAS, as a material inducement to the Company to enter into the Merger Agreement, Sponsor has agreed to subject certain securities of Acquiror owned by it to certain vesting provisions and transfer restrictions, each as set forth in this Sponsor Support Agreement; and

WHEREAS, the Merger Agreement contemplates that Sponsor will vote all of its voting Subject Acquiror Equity Securities in favor of approval of the Merger Agreement and the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Sponsor PIPE Commitment and Backstop.

(a)	Sponsor hereby irrevocably agrees to subscribe for and purchase, or to cause an Affiliate or designee to subscribe for and purchase, and Acquiror hereby irrevocably agrees to issue and sell to Sponsor or its Affiliate or designee, a number of shares of Acquiror Class A Stock, upon the same terms and conditions, including price per share, as the Third Party PIPE Investors (provided that the price per share paid by Sponsor shall not exceed $10.00), for an aggregate purchase price in cash equal to at least $20,000,000.

(b)	In the event that at the time of the Closing of the Merger, the amount in cash actually received by Acquiror from the PIPE Investment is less than $100,000,000, Sponsor hereby irrevocably agrees to subscribe for and purchase, or to cause an Affiliate or designee to subscribe for and purchase, and Acquiror hereby irrevocably agrees to issue and sell to Sponsor or its Affiliate or designee, a number of shares of Acquiror Class A Stock, upon the same terms and conditions, including price per share, as the Third Party PIPE Investors (provided that the price per share paid by Sponsor shall not exceed $10.00), for an aggregate purchase price in cash to cause the PIPE Investment actually received by Acquiror at Closing to equal $100,000,000, inclusive of Sponsor’s investment under Section 2(a) above (the “Closing Backstop”).

(c)	The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably deem to be practical and necessary in order to consummate the Closing Backstop as contemplated by this Section 2.

3.	Waiver. Immediately prior to, and conditioned upon, the filing of the Pubco Charter and the Merger Effective Time, (a) Sponsor shall, automatically and without any further action by Sponsor or Acquiror, irrevocably waive its rights under the anti-dilution and conversion provisions of Section 4.3(b)(ii) of the Acquiror Charter with respect to each share of Acquiror Class B Stock held as of the date hereof (including waiving any anti-dilution and conversion rights of Sponsor in connection with the transactions contemplated by the Merger Agreement and any issuance of Acquiror Class A Stock in connection with the PIPE Investment) and (b) each of the shares of Acquiror Class B Stock held by Sponsor as of the date hereof shall convert into shares of Acquiror Class A Stock on a one-to-one basis in accordance with the provisions of Section 4.3(b)(i) of the Acquiror Charter (with the Acquiror Class B Stock as converted referred to herein as the “Sponsor Shares”).

4.	Sponsor Earn-Out.

(a)	At the Merger Effective Time, following the conversion of Acquiror Class B Stock into Sponsor Shares, (x) an aggregate of 2,156,250 Sponsor Shares held by Sponsor shall be fully vested and (y) an aggregate of 2,156,250 Sponsor Shares held by Sponsor (the securities in clause (y), the “Sponsor Earn-Out Shares”) shall be subject to vesting or forfeiture, as applicable, during the five-year period beginning on the date that is 90 days after the Closing Date and ending on the fifth anniversary of the Closing Date (such period, the “Earn-Out Period”) as follows:

(i)	If, at any time during the Earn-Out Period, the VWAP per share of Acquiror Common Stock at any point during the trading hours of a Trading Day is equal to or greater than $12.00 for any 20 Trading Days within any period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “First Earn-Out Achievement Date”), one-third (1/3) of the Sponsor Earn-Out Shares (the “First Earn-Out Shares”) shall immediately vest and no longer be subject to the forfeiture conditions provided in this Section 4 on the First Earn-Out Achievement Date.

(ii)	If, at any time during the Earn-Out Period, the VWAP per share of Acquiror Common Stock at any point during the trading hours of a Trading Day is equal to or greater than $14.00 for any 20 Trading Days within any period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “Second Earn-Out Achievement Date”), one-third (1/3) of the Sponsor Earn-Out Shares (the “Second Earn-Out Shares”) shall immediately vest and no longer be subject to the forfeiture conditions provided in this Section 4 on the Second Earn-Out Achievement Date.

(iii)	If, at any time during the Earn-Out Period, the VWAP per share of Acquiror Common Stock at any point during the trading hours of a Trading Day is equal to or greater than $16.00 for any 20 Trading Days within any period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “Third Earn-Out Achievement Date”), one-third (1/3) of the Sponsor Earn-Out Shares (the “Third Earn-Out Shares”) shall immediately vest and no longer be subject to the forfeiture conditions provided in this Section 4 on the Third Earn-Out Achievement Date.

(b)	If the Second Earn-Out Achievement Date occurs at a time when the First Earn-Out Shares have not vested, then the First Earn-Out Shares and Second Earn-Out Shares shall immediately vest and no longer be subject to the forfeiture conditions provided in this Section 4 as of the Second Earn-Out Achievement Date; if the Third Earn-Out Achievement Date occurs at a time when the Second Earn-Out Shares have not vested, then the Second Earn-Out Shares and Third Earn-Out Shares shall immediately vest and no longer be subject to the forfeiture conditions provided in this Section 4 as of the Third Earn-Out Achievement Date; and if the Third Earn-Out Achievement Date occurs at a time when the First Earn-Out Shares and Second Earn-Out Shares have not vested, then all of the Sponsor Earn-Out Shares shall immediately vest and no longer be subject to the forfeiture conditions provided in this Section 4 as of the Third Earn-Out Achievement Date.

(c)	If, during the Earn-Out Period, the Acquiror Common Stock outstanding as of immediately following the Merger Effective Time shall have been changed into a different number of shares or a different class, then the applicable VWAP per share specified in each of Section 4(a)(i), Section 4(a)(ii) and Section 4(a)(iii) shall be adjusted to maintain the same economic correlation between (x) the $10.00 per share deemed price at which the Per Share Merger Consideration is issued pursuant to the Merger Agreement and (y) each respective VWAP per share specified in each of Section 4(a)(i), Section 4(a)(ii) and Section 4(a)(iii), respectively.

(d)	In the event that there is an Acquiror Sale during the Earn-Out Period, then, to the extent that the holders of Acquiror Common Stock receive an Acquiror Sale Price that is greater than or equal to the applicable VWAP per share of Acquiror Common Stock specified in Section 4(a)(i), Section 4(a)(ii) or Section 4(a)(iii) (subject to Section 4(c)), any Sponsor Earn-Out Shares that have not previously vested in accordance with Section 4(a)(i), Section 4(a)(ii) or Section 4(a)(iii), as applicable, shall be deemed to have vested immediately prior to the closing of such Acquiror Sale, and the holder of any Sponsor Earn-Out Shares deemed vested pursuant to this Section 4(d) shall be eligible to participate in such Acquiror Sale with respect to such Sponsor Earn-Out Shares on the same terms, and subject to the same conditions, as apply to the holders of Acquiror Common Stock generally. Upon the consummation of an Acquiror Sale, the Earn-Out Period shall terminate.

(e)	If, upon the expiration or termination of the Earn-Out Period, the vesting of any of the Sponsor Earn-Out Shares has not occurred, then the applicable Sponsor Earn-Out Shares that failed to vest pursuant to Section 4(a)(i), Section 4(a)(ii), Section 4(a)(iii) or Section 4(d), as applicable, will be automatically forfeited and transferred to Acquiror for no consideration, and no Person (other than Acquiror) shall have any further right with respect thereto. Upon the occurrence of a forfeiture event, Acquiror will provide its transfer agent documentary evidence of the number of shares being forfeited (the “Forfeited Shares”) and will instruct its transfer agent to transfer the Forfeited Shares.

(f)	For so long as any Sponsor Earn-Out Share remains subject to the vesting and forfeiture conditions specified in this Section 4, the holder of such Sponsor Earn-Out Share shall be entitled to (i) exercise the voting rights carried by such Sponsor Earn-Out Share and (ii) receive the amount of any dividends or other distributions in respect of such Sponsor Earn-Out Share only when and to the extent that such Sponsor Earn-Out Share vests in accordance with this Section 4; provided, that any such dividends or other distributions in respect of a Sponsor Earn-Out Share shall be treated as income of the holder of such Sponsor Earn-Out Share for U.S. federal, state, and local income tax purposes, whether or not distributed during a particular year to the holder and, to the extent required under the provisions of the Code and applicable U.S. state and local income tax law, the holder shall be responsible for all taxes imposed on such income (subject to the right to receive a customary tax distribution as described below). If any dividends or distributions are paid or made in respect of such Sponsor Earn-Out Share during the Earn-Out Period, Acquiror shall (x) retain such dividends and distributions and (y) establish an escrow into which such dividends and distributions shall be deposited and invested for the benefit of the holder of such Sponsor Earn-Out Share as and to the extent determined in good faith by Acquiror, in each case until the applicable Sponsor Earn-Out Share vests in accordance with this Section 4; provided, however, that the terms of such escrow shall provide for customary tax distributions or disbursements to such holder in an amount reasonably necessary to satisfy any tax liabilities that may be imposed on such holder as a result of the payment or making of any such dividends or distributions and the accrual of any interest, income or earnings thereon during the term of such escrow. To the extent that such Sponsor Earn-Out Share fails to vest in accordance with this Section 4 prior to the expiration of the Earn-Out Period, any dividends or distributions paid or made in respect thereof (and any interest, income or earnings that accrue thereon) shall be forfeited to Acquiror for no consideration, and no Person (other than Acquiror) shall have any further right with respect thereto.

(g)	During the Earn-Out Period, stop transfer orders shall be placed against the Sponsor Earn-Out Shares and each certificate or book entry position statement evidencing Sponsor Earn-Out Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VESTING THRESHOLDS AS SET FORTH IN A SPONSOR SUPPORT AGREEMENT, DATED AS OF OCTOBER 24, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH SPONSOR SUPPORT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

5.	No Transfer; Sponsor Shares Lock-Up.

(a)	During the period commencing on the date hereof and ending on the earlier of the Closing Date or earlier termination of the Merger Agreement, Sponsor shall not directly or indirectly Transfer, except for Permitted Transfers (as each term is defined below), the Acquiror Class B Stock (or any shares of Acquiror Class A Stock issuable upon conversion thereof) or Acquiror Private Units (or the securities underlying the Acquiror Private Units). As used in this Sponsor Support Agreement, “Transfer” shall mean the following: (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii). As used in this Sponsor Support Agreement, “Permitted Transfer” shall mean a Transfer by Sponsor or any of its Permitted Transferees: (A) to Acquiror’s officers or directors, any affiliate or family member of any of Acquiror’s officers or directors, any members of Sponsor or any affiliate of Sponsor; (B) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by virtue of the laws of the State of Delaware or Sponsor’s limited liability company agreement upon dissolution of Sponsor; or (F) in the event of Acquiror’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Acquiror’s stockholders having the right to exchange their capital stock of Acquiror for cash, securities or other property subsequent to the Closing Date; provided, that any such Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and Acquiror, to assume all of the obligations of Sponsor under, and be bound by all of the terms of, this Sponsor Support Agreement. As used in this Sponsor Support Agreement, “Permitted Transferee” shall mean any Person to whom Sponsor or any other Permitted Transferee effects a Permitted Transfer.

(b)	From the Closing Date until the earlier of (i) with respect to 862,500 Sponsor Shares only, in the event that the VWAP per share of Acquiror Common Stock at any point during the trading hours of a Trading Day is equal to or greater than $20.00 for any 20 Trading Days within any period of 30 consecutive Trading Days beginning 90 days following the Closing Date, the date when the foregoing is first satisfied, (ii) the date that is one year after the Closing Date, (iii) in the event that the VWAP per share of Acquiror Common Stock at any point during the trading hours of a Trading Day is equal to or greater than $15.00 for any 20 Trading Days within any period of 30 consecutive Trading Days beginning 150 days after Closing, the date that is six months after the Closing Date, or (iv) the date on which Acquiror completes an Acquiror Sale (such period, the “Lock-Up Period”), Sponsor shall not, directly or indirectly, Transfer, or enter into any Contract or option with respect to the Transfer of, any of the Sponsor Shares except for Permitted Transfers; provided, that any such Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and Acquiror, to assume all of the obligations of Sponsor under, and be bound by all of the terms of, this Sponsor Support Agreement.

(c)	If any Transfer of Sponsor Shares is made or attempted contrary to the provisions of this Sponsor Support Agreement, such purported Transfer shall be null and void ab initio, and Acquiror shall refuse to recognize any such purported transferee of the Sponsor Shares as an equity holder for any purpose.

(d)	During the Lock-Up Period, stop transfer orders shall be placed against the Sponsor Shares and each certificate or book entry position statement evidencing Sponsor Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SPONSOR SUPPORT AGREEMENT, DATED AS OF OCTOBER 24, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH SPONSOR SUPPORT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)	Subject to Section 4, (i) Sponsor shall retain all of its rights as a stockholder of Acquiror during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, the Sponsor Shares, and (ii) the restrictions contained in this Section 5 shall not apply to any securities other than the Sponsor Shares, including but not limited to the Acquiror Private Warrants and Acquiror Class A Stock comprising the Acquiror Private Units and the Acquiror Class A Stock purchased by Sponsor in the PIPE Investment.

(f)	The parties to this Sponsor Support Agreement hereby acknowledge that Sponsor is a party to that certain letter agreement between Acquiror and Sponsor dated as of February 18, 2021 (“Sponsor Letter Agreement”), and agree that the transfer restrictions set forth in this Section 5 expressly supersede the transfer restrictions set forth in the Sponsor Letter Agreement.

6.	Agreement to Vote. Sponsor hereby agrees that from the date hereof until the earlier of the Closing Date or earlier termination of the Merger Agreement, Sponsor shall:

(a)	vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) at any meeting of the stockholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Acquiror is sought, all of Sponsor’s voting Subject Acquiror Equity Securities (i) in favor of the Transaction Proposals, (ii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror with a third party (other than the Merger Agreement and the transactions contemplated thereby), (iii) against any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement or the transactions contemplated thereby, and (iv) against any proposal, action or agreement that would (1) impede, frustrate, prevent or nullify any provision of this Sponsor Support Agreement, the Merger Agreement or the transactions contemplated thereby (including, without limitation, any action that would result in (x) a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror or Merger Sub under the Merger Agreement or (y) any of the conditions set forth in Article X of the Merger Agreement not being fulfilled) or (2) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror;

(b)	appear at any meeting of the stockholders of Acquiror, however called, or at any adjournment thereof, in person or by proxy, or otherwise cause all of such holder’s voting Subject Acquiror Equity Securities to be counted as present thereat for purposes of establishing a quorum;

(c)	not redeem, elect to redeem or tender or submit any of its Subject Acquiror Equity Securities for redemption in connection with the Merger Agreement or the transactions contemplated thereby; and

(d)	not commit or agree to take any action inconsistent with the foregoing.

7.	Sponsor Representations and Warranties. Sponsor hereby represents and warrants to the Company and Acquiror as of the date hereof as follows:

(a)	Sponsor is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Subject Acquiror Equity Securities, free and clear of Liens other than as created by (i) this Sponsor Support Agreement; (ii) applicable securities laws; and (iii) the Acquiror Governing Documents. As of the date hereof, other than the 4,312,500 shares of Acquiror Class B Stock and the 520,000 Acquiror Private Units (the “Owned Securities”), Sponsor does not own beneficially or of record any shares of capital stock of Acquiror (or any securities convertible into shares of capital stock of Acquiror) or any interest therein.

(b)	Sponsor, except as provided in this Sponsor Support Agreement, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Subject Acquiror Equity Securities; (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Acquiror Equity Securities that is inconsistent with Sponsor’s obligations pursuant to this Sponsor Support Agreement; (iii) has not granted a proxy or power of attorney with respect to any of the Subject Acquiror Equity Securities that is inconsistent with Sponsor’s obligations pursuant to this Sponsor Support Agreement; and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, Sponsor’s obligations pursuant to this Sponsor Support Agreement.

(c)	Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Sponsor Support Agreement and to consummate the transactions contemplated hereby. This Sponsor Support Agreement has been duly executed and delivered by Sponsor and, assuming due authorization and execution by each other party hereto, constitutes a valid and binding agreement of Sponsor enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)	The execution and delivery of this Sponsor Support Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor, or applicable law to which Sponsor or the Subject Acquiror Equity Securities is subject as of the date hereof, or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or any Subject Acquiror Equity Securities in effect as of the date hereof), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Support Agreement.

(e)	As of the date of this Sponsor Support Agreement, (i) there is no Action pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor and (ii) Sponsor is not a party to or subject to the provisions of any Governmental Order, in each case, that questions the beneficial or record ownership of the Owned Securities or the validity of this Sponsor Support Agreement or would reasonably be expected to prevent or materially delay, impair or adversely affect the performance by Sponsor of its obligations under this Sponsor Support Agreement.

8.	Acquiror Stockholder Approval; Minimizing Redemptions. Acquiror and Sponsor shall use their respective reasonable best efforts to secure and obtain the Acquiror Stockholder Approval and to minimize the Acquiror Share Redemption Amount.

9.	Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Acquiror’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term “Subject Acquiror Equity Securities” shall be deemed to refer to and include such shares as well as all the stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.	Further Assurances. Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably requested by Acquiror or the Company or reasonably necessary under applicable laws to effect the actions and consummate the transactions contemplated by this Sponsor Support Agreement.

11.	No Inconsistent Agreements. Sponsor hereby covenants and agrees that Sponsor shall not, at any time prior to the termination of this Sponsor Support Agreement pursuant to its terms: (a) enter into any voting agreement or voting trust with respect to any of the Subject Acquiror Equity Securities that is inconsistent with Sponsor’s obligations pursuant to this Sponsor Support Agreement; (b) grant a proxy or power of attorney with respect to any of the Subject Acquiror Equity Securities that is inconsistent with Sponsor’s obligations pursuant to this Sponsor Support Agreement; or (c) enter into any agreement or undertaking or take any action that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, Sponsor’s obligations pursuant to this Sponsor Support Agreement.

12.	Miscellaneous.

(a)	Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid; (iii) when delivered by FedEx or other nationally recognized overnight delivery service; or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

if to Sponsor or Acquiror to:

B. Riley Principal 150 Merger Corp.

299 Park Avenue

21st Floor

New York, NY 10171

Attention:	Daniel Shribman
Mandy Lindly
Email:	dshribman@brileyfin.com
mlindly@brileyfin.com

with copies (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention:	Elliott Smith
Gary R. Silverman
Morgan Hollins
Email:	elliott.smith@whitecase.com
gary.silverman@whitecase.com
morgan.hollins@whitecase.com

if to the Company to:

FaZe Clan Inc.

1800 N Highland Avenue

Suite 600

Los Angeles, CA 90028

Attention:	Lee Trink
Tammy Brandt
Email:	lt@fazeclan.com
tb@fazeclan.com

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:	Allison R. Schneirov
Christopher M. Barlow
Email:	allison.schneirov@skadden.com
christopher.barlow@skadden.com

(b)	Successors and Assigns. This Sponsor Support Agreement and all of the terms hereof are binding on and shall inure to the benefit of the parties hereto and their respective beneficiaries, heirs, legatees and other statutorily designated representatives and permitted successors and assigns. Sponsor also understands that this Sponsor Support Agreement, once executed, is irrevocable and binding, and if Sponsor Transfers any shares of Acquiror Class B Stock held by Sponsor as of the date of this Sponsor Support Agreement prior to giving effect to the waiver and conversion pursuant to Section 3 above, or Transfers any of the Sponsor Shares after giving effect to the waiver and conversion pursuant to Section 3 above or any of the Acquiror Private Warrants pursuant to the terms hereof, the transferee shall execute a joinder to this Sponsor Support Agreement in a form reasonably acceptable to the Acquiror and the Company. Each of Acquiror and the Company may freely assign any or all of its rights under this Sponsor Support Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Sponsor.

(c)	Entire Agreement. This Sponsor Support Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(d)	Amendments and Waivers. This Sponsor Support Agreement may be amended or modified only with the written consent of Acquiror, the Company, and Sponsor. The observance of any term of this Sponsor Support Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Sponsor Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(e)	Termination. In the event that the Merger Agreement is terminated in accordance with its terms prior to the Merger Effective Time, this Sponsor Support Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(f)	Counterparts. This Sponsor Support Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(g)	Severability. Whenever possible, each provision of this Sponsor Support Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Sponsor Support Agreement is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Sponsor Support Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Sponsor Support Agreement is invalid, illegal or unenforceable under applicable law, the parties hereto shall negotiate in good faith to modify this Sponsor Support Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(h)	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Sponsor Support Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Sponsor Support Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

(i)	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR SUPPORT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(I).

(j)	Enforcement. The parties hereto agree that irreparable damage could occur in the event that Sponsor did not perform any of the provisions of this Sponsor Support Agreement in accordance with their specific terms or otherwise breached any such provisions and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that each of the Company and Acquiror shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Sponsor Support Agreement and to specific enforcement of the terms and provisions of this Sponsor Support Agreement, in addition to any other remedy to which the Company and/or Acquiror is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Sponsor Support Agreement, Sponsor shall not allege, and Sponsor hereby waives the defense, that there is an adequate remedy at law, and Sponsor agrees to waive any requirement for the securing or posting of any bond in connection therewith. Any and all remedies herein expressly conferred upon the Company and/or Acquiror will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon the Company and/or Acquiror, and the exercise by the Company and/or Acquiror of any one remedy will not preclude the exercise of any other remedy.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Support Agreement as of the date first written above.

B. RILEY PRINCIPAL 150 SPONSOR CO., LLC

By:	/s/ Daniel Shribman
	Name:	Daniel Shribman

By:	/s/ Bryant R. Riley
	Name:	Bryant R. Riley

By:	/s/ Nicholas Hammerschlag
	Name:	Nicholas Hammerschlag

By:	/s/ Ross Levinsohn
	Name:	Ross Levinsohn

By:	/s/ Samuel McBride
	Name:	Samuel McBride

B. RILEY PRINCIPAL 150 MERGER CORP.

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	Chief Executive Officer and Chief Financial Officer

FAZE CLAN INC.

By:	/s/ Lee Trink
Name:	Lee Trink
Title:	President and Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

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